UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138362	31-1757086
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2008, the Board of Directors approved a form of indemnification agreement for the directors and executive officers of National Mentor Holdings, Inc. (the “Company”), subject to the approval of the Company’s sole stockholder.  On December 5, 2008, the Board of Directors of the Company’s indirect parent company, NMH Holdings, Inc. (“HoldCo”), also approved the form of indemnification agreement, subject to the approval of its sole stockholder.  On December 5, 2008, the respective sole stockholders of the Company and HoldCo approved the form of indemnification agreement.  The Company expects each of its and HoldCo’s directors and executive officers to execute this indemnification agreement, substantially in the form approved.  Under the form of indemnification agreement:

•      Directors and executive officers are indemnified against expenses, judgments, penalties, fines and amounts paid in settlement resulting from being a party to, or otherwise participating in, any legal proceeding by virtue of serving or having served as a director or executive officer of HoldCo or of any other corporation limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that he or she was serving at the express written request of Holdco, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of HoldCo, and, with respect to any criminal proceeding, had no reasonable case to believe his or her conduct was unlawful.  For proceedings brought by or on behalf of HoldCo, indemnification is limited to expenses incurred by directors or executive officers in connection with such proceedings.

•      In addition to the foregoing indemnity, directors and executive officers are indemnified and held harmless against all expenses, judgments, penalties, fines and amounts paid in settlement resulting from being a party to, or otherwise participating in, any legal proceeding by virtue of serving or having served as a director or executive officer of HoldCo or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that he or she was serving at the express written request of HoldCo, including, without limitation, all liability arising out of his or her negligence or active or passive wrongdoing, unless such indemnification is finally determined to be unlawful.

•      HoldCo will advance expenses incurred by directors or executive officers in defending against such proceedings.

•      Indemnification is generally not available for proceedings brought by an indemnified person (other than to enforce his or her rights under the indemnification agreement).

•      If an indemnified person elects or is required to pay all or any portion of any judgment or settlement for which HoldCo is jointly liable, HoldCo will contribute to the expenses, judgments, fines and amounts paid in settlement incurred by the indemnified person in proportion to the relative benefits received by HoldCo (and its officers, directors and employees other than the indemnified person) and the indemnified person, as may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company (and its officers, directors and employees other than the indemnified person) and the indemnified person in connection with the events that resulted in such losses, as well as any other equitable considerations which the law may require to be considered.

•      The Company is a guarantor of HoldCo’s obligations under this agreement.

The foregoing description is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: December 10, 2008	/s/ Denis M. Holler
Name: Denis M. Holler
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement